EXHIBIT  5.1

OPINION ON LEGALITY

EXHIBIT 23.2

CONSENT OF COUNSEL

THOMAS E. BOCCIERI, ESQ.

561 Schaefer Avenue

Oradell, New Jersey 07649

(Office) 201-983-2024 (Fax) 201-265-6069

October 2, 2008

Eternal Image, Inc.

28800 Orchard Lake Road, Suite 130

Farmington Hills, Michigan 48334

Re: Registration Statement on Form S-1/A

Ladies and Gentlemen:

You have requested my opinion as counsel for Eternal Image, Inc. (the “Company”), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of 140,602,940  shares of the Company's common stock currently outstanding (the "Shares").

In connection therewith, and arriving at the opinion as expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the Company's Certificate of Incorporation as amended, By-laws of the Company, the Registration Statement on Form S-1/A in the form to be filed with the Securities and Exchange Commission (the "Registration Statement") and such other documents as I have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with my examination, I have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that the Shares subject of the Registration Statement which are currently outstanding are, legally issued, non-assessable and fully paid.

The opinions expressed above are limited to the laws of the State of Delaware and the federal laws of the United States of America.

I hereby consent to this opinion letter being filed as an exhibit to the Registration Statement and reference to me in Part I of the Registration Statement under the caption “Legal Matters”.  In giving this consent, I do not thereby admit that it comes within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Thomas E. Boccieri

THOMAS E. BOCCIERI, ESQ.